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MUELLER INDUSTRIES, INC.
List of Subsidiaries

                                                              State or Country
         Subsidiary *                                         of Incorporation
Mueller Brass Co.                                                     Michigan
      Mueller Industrial Realty Company                               Michigan
      Itawamba Industrial Gas Company, Inc.                        Mississippi
      Streamline Copper & Brass Ltd.                                    Canada
      Mueller Plastic Holding Company, Inc.                               Ohio
            Mueller Plastic Corporation                               Delaware
            U-Brand Foundry, Inc.                                     Delaware
            U-Brand Machine Shop, Inc.                                Delaware
      Mueller Formed Tube Company, Inc.                               Delaware
      Mueller Copper Tube, Inc.                                       Delaware
      Mueller Streamline Co.                                          Delaware
      Mueller Refrigeration Products Company, Inc.                    Delaware
      Mueller Impacts Company, Inc.                                   Delaware
      Mueller Brass Forgings Company, Inc.                            Delaware
      Mueller East, Inc.                                              Delaware
      Mueller West, Inc.                                              Delaware
      Mueller Copper Fittings Company, Inc.                           Delaware
      Mueller Streamline FSC, Ltd.                              Virgin Islands

Arava Natural Resources Company, Inc.                                 Delaware
      United States Fuel Company                                        Nevada
            King Coal Company                                             Utah
      Utah Railway Company                                                Utah
      Canco Oil & Gas Ltd.                                     Alberta, Canada
            Aegis Oil & Gas Ltd.                               Alberta, Canada
      Bayard Mining Corporation                                       Delaware
      Washington Mining Company                                          Maine
      Amwest Exploration Company                                      Delaware
            USSRAM Exploration Company                                   Maine
            Richmond Eureka Mining Company (81%)                         Maine
                  Ruby Hill Mining Company (75%)                         Maine
            White Knob Mining                                            Idaho
            Arava Exploration Company                                 Colorado
            Summit Systems, Inc.                                      Delaware
            Kennet Company, Ltd.                                       Bermuda
      Mining Remedial Recovery Company                                Delaware
            Carpentertown Coal & Coke Company                     Pennsylvania
            USS Lead Refinery, Inc.                                      Maine
            Leon Water Enterprises, Inc. (50%)                           Texas

Alaska Gold Company (85%)                                             Delaware
Macomber Construction Company                                             Ohio
Macomber Incorporated                                                     Ohio
Sharon Building & Land Corporation                                    Delaware

      *  All subsidiaries are 100% owned, except as shown.